UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

MATRIXX INITIATIVES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31404	87-0482806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 385-8888

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation. As previously reported, Carl J. Johnson retired from his positions as President and Chief Executive Officer of Matrixx Initiatives, Inc. (the “Company”), effective October 31, 2008 (the “Separation Date”). See Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2008. Pursuant to the Separation Agreement between the Company and Mr. Johnson, as described below, Mr. Johnson has resigned from the Company’s Board of Directors, effective December 16, 2008. Mr. Johnson did not resign as a result of a disagreement of the type referred to in Item 502(a)(1) of Form 8-K.

(e) Separation Arrangement. In connection with Mr. Johnson’s retirement, the Company and Mr. Johnson entered into a Separation Agreement (the “Separation Agreement”) and a Settlement Agreement and Mutual Release (the “Release Agreement”), each dated December 8, 2008, pursuant to which the Company will provide Mr. Johnson the benefits to which he would have been entitled had his separation from the Company been without “Cause” pursuant to his Amended and Restated Employment Agreement, dated as of October 18, 2006. These benefits, which include one year’s base salary ($525,000), payable through October 31, 2009; one year’s medical and dental benefits; and Mr. Johnson’s receipt of a life insurance policy, are described under the heading “Agreements With Named Executive Officers – Employment Agreement with Carl J. Johnson” in the Company’s proxy statement relating to the Company’s 2008 Annual Meeting of Stockholders. The Separation Agreement and the Release Agreement contain the following other key components:

•	Mr. Johnson agreed to remain an employee of the Company through the current fiscal year, which ends March 31, 2009 (the “Continued Employment Period”). In this capacity, Mr. Johnson will provide advisory services to the Company’s Acting President, William Hemelt, on an as-needed basis. In exchange for his services, consisting of no more than seven hours per week or thirty hours per month, Mr. Johnson will be paid $7,500 per month in a manner consistent with the Company’s current payroll practices.

•	During the Continued Employment Period, Mr. Johnson’s restricted stock will continue to vest, resulting in the vesting of an additional 35,421 shares.

•	The Company will pay Mr. Johnson a cash bonus pursuant to the cash bonus plan approved by the Company’s Compensation Committee on May 8, 2008, to the extent the Company satisfies the performance criteria in such plan. Any such bonus will be pro rated for the nine-month period ended December 31, 2008 (April through December) and will be payable at such time as the bonus is payable to the Company’s executive officers. This cash bonus plan is described in Item 5.02 of the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2008.

•	The Company will pay Mr. Johnson $10,000 to defray a portion of his legal expenses associated with the Separation Agreement and the Release Agreement.

•	Mr. Johnson will make himself reasonably available to the Company in connection with ongoing or new litigation or other proceedings to which the Company is, or may become, a party and for which he may have relevant information or knowledge and will provide such litigation support services at a rate of $250 per hour, plus expenses.

•	The Release Agreement contains customary reciprocal releases.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC.
(Registrant)

William J. Hemelt
Acting President, Chief Operating Officer,
and Chief Financial Officer

Date: December 12, 2008

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